RESTATED FOR SEC FILING PURPOSES ONLY
AMENDED AND RESTATED
BYLAWS
OF
SERINA THERAPEUTICS, INC.
(A DELAWARE CORPORATION)
ARTICLE 1

OFFICES
Section 1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.
Section 1.2 Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE 2

CORPORATE SEAL
The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE 3

STOCKHOLDERS’ MEETINGS
Section 3.1 Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the principal offices of the corporation required to be maintained pursuant to Section 1.2 of these bylaws (“Bylaws”). The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”).
Section 3.2 Annual Meetings.
(a)    The annual meeting of the stockholders of the corporation, for the purpose of the election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors or a duly authorized committee thereof. At an annual meeting, only such business shall be conducted as is a proper matter for stockholder action under the DGCL and as shall have been properly brought before the meeting. Matters shall be properly brought before the annual meeting only as follows: (i) brought before the meeting and specified pursuant to the corporation’s notice of meeting (or any supplement thereto) of stockholders; (ii) otherwise brought specifically by or at the direction of the Board of Directors; and (iii) by any stockholder of the corporation who was a stockholder of record as of the time of the giving of the stockholder’s notice provided for in Section 3.2(b) below and as of the record date for the meeting who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 3.2(b) below; provided, that if such matter is proposed on behalf of a beneficial owner, it may only be properly brought before the meeting if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice provided for in Section 3.2(b) below. Clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously called by the Board of Directors.
(b)    At an annual meeting of the stockholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a stockholder.
(i)    For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.2(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 3.2(c). Such stockholder’s notice shall set forth (or include, as appropriate): (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, (x) intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, a resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s corporate governance policies and guidelines related to conflicts of interest and confidentiality, stock ownership and trading policies and guidelines and any other policies and guidelines applicable to directors, and (y) currently intends to serve as a director for the full term for which such person is standing for election, (6) with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 3.2(e) of these Bylaws, and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed or provided to the corporation pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) the information required by Section 3.2(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of such proposed nominee (as such term is used in any applicable stock exchange listing requirements or applicable law) or to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(ii)    For business other than (i) proposals sought to be included in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, or (ii) nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.2(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 3.2(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) all of the information required by Section 3.2(b)(iv).
(iii)    To be timely, the written notice required by Section 3.2(b)(i) or 3.2(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than seventy (70) days after, the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation, whichever is later. Notwithstanding the foregoing, in no event shall an adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting commence a new time period for the giving of a stockholder’s notice as described above.
(iv)    The written notice required by Section 3.2(b)(i) or 3.2(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder, including all control persons, as defined below, of a stockholder that is an entity, giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including all control persons of a beneficial owner that is an entity (each, a “Proponent” and collectively, the “Proponents,” including any person who is a member of a “group” (as such term is used in Rule 13d-5 promulgated under the 1934 Act) with any other Proponent with respect to the stock of the corporation, including any proposed nominee, and any person Acting in Concert, as defined below, with any Proponent): (A) the name and address of the stockholder giving notice, as they appear on the corporation’s books, and of each other Proponent; (B) the class, series and number of shares of the corporation that are owned beneficially (within the meaning of Rule 13d-3 under the 1934 Act) and of record by each Proponent (provided, that for purposes of this Section 3.2(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing, and regardless to whether it relates specifically to the corporation) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates and/or any other persons (including their names), including, in the case of a nominee, including any agreement, arrangement or understanding (whether oral or in writing) relating to any compensation or payments to be paid to any such proposed nominee(s); (D) a representation that the stockholder giving the notice is a holder of record of shares of the corporation entitled to vote at the meeting and that such stockholder (or its qualified representative, as defined below) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 3.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 3.2(b)(ii)); (E) a representation that the beneficial owner, if any, on whose behalf the nomination or proposal is made is the beneficial owner of shares of the corporation; (F) a representation as to whether the Proponents or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation whether the stockholder intends or is part of a group that intends (x) to solicit proxies from the required number of the corporation’s shares of capital stock entitled to vote in the election of directors in support of any proposed nominee in accordance with and as required by Rule 14a-19 promulgated under the 1934 Act, (y) to deliver, or make available, a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required to approve or adopt the proposal or elect the nominee and/or (z) to otherwise solicit proxies or votes from stockholders in support of any nominee or any such proposal; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions; (H) a certification that each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation; and (I) any other information relating to the Proponents required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (whether or not such Proponent intends to deliver a proxy statement or conduct a proxy solicitation).
For purposes of Sections 3.2 and 3.3, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:
(i)    the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,
(ii)    which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,
(iii)    the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation, or
(iv)    which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.
A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
For purposes of this Section 3.2, a “control person” of a stockholder that is an entity or a beneficial owner that is an entity includes each individual who is a director, executive officer, general partner, or managing member of such entity or of any other entity that has or shares control of that entity.
(c)    A stockholder providing written notice required by Section 3.2(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 3.2(b)(iv)(F)) provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to any adjournment or postponement thereof; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 3.2 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 3.2(c), such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 3.2(c), such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to any adjournment or postponement thereof.
(d)    Notwithstanding anything in Section 3.2(b)(iii) to the contrary, in the event that the number of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 3.2(b)(iii), a stockholder’s notice required by this Section 3.2 and which complies with the requirements in Section 3.2(b)(i), other than the timing requirements in Section 3.2(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(e)    To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 3.2(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2(b)(iii) or 3.2(d), as applicable) to the Secretary at the principal executive offices of the corporation a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or as a nominee that has not been disclosed to the corporation in the questionnaire; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and (iv) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(f)    A person shall not be eligible for election or re-election as a director unless the person is nominated, in the case of an annual meeting, in accordance with clause (i), (ii), or (iii) of Section 3.2(a), or, in the case of a special meeting, in accordance with clause (c)(ii) of Section 3.3 of these Bylaws. Except as otherwise required by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before an annual or special meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19), or the Proponent does not act in accordance with the representations required in this Section 3.2, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if (i) a stockholder intending to make a nomination at a meeting pursuant to Section 3.2(b)(i) (or Section 3.3(c) with respect to a special meeting) or to propose business at a meeting pursuant to Section 3.2(b)(ii) does not provide the information in the stockholder’s notice required under Section 3.2(b)(i) or 3.2(b)(ii), as applicable, and Section 3.2(b)(iv) within the applicable time periods specified in this Section 3.2, or Section 3.3 as applicable, (including any update and supplement required under Section 3.2(c)), (ii) the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the 1934 Act), or (iii) the Proponents shall not have acted in accordance with the representations required under Section 3.2(b)(iv)(F), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded (and any such nominee shall be disqualified), as determined by the chair of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to any proposed nominee and either subsequently (x) fails to comply with the requirements of Rule 14a-19 under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) under the 1934 Act in accordance with the following sentence) or (y) fails to inform the corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominees shall be disqualified), notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) under the 1934 Act, such Proponent shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Proponent and any of its affiliates of associates pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 3.2(a) or otherwise) to have been made pursuant to the corporation’s notice of meeting

(or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 3.2(a) (and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 3.3(c)).
(g)    Notwithstanding the foregoing provisions of this Section 3.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 3.2(a) of these Bylaws.
(h)    For purposes of Sections 3.2 and 3.3,
(i)    “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act;
(ii)    “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the 1933 Act; and
(iii)    “close of business” shall mean 5:00 p.m. local time at the principal place of business of the corporation on any calendar day, whether or not the day is a business day.
Section 3.3 Special Meetings.
(a)    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the chair of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.
(b)    Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. The Board of Directors shall determine the time and place of such special meeting. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.4 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 3.2(b)(i) and (iv); provided, that if such nominee(s) are proposed on behalf of a beneficial owner, such nominations may only be properly brought before the meeting if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice set forth in this paragraph. In the event the corporation calls a special meeting of stockholders for the purpose of electing of one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 3.3(c) that includes the information required by Section 3.2(b)(i) and (iv) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 3.2(c). In no event shall an adjournment or postponement (or the public announcement thereof) of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.
(d)    Notwithstanding the foregoing provisions of this Section 3.3, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 3.3. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 3.3(c) of these Bylaws.
Section 3.4 Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission in the manner provided by Section 232 of the DGCL, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by the stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 3.5 Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of all the then-outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chair of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules or the rules of The New York Stock Exchange, or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the then-outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 3.6 Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chair of the meeting or by the vote of a majority of the voting power of the shares casting votes present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 3.4. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 3.7 Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 3.9 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Unless otherwise provided in the corporation’s Certificate of Incorporation each stockholder, shall at every meeting of the stockholders, be entitled to one vote for each share of capital stock having voting power held by such stockholder. Every person entitled to vote shall have the right to do so in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date of creation unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 3.8 Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 3.9 List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. For purposes of this Section 3.9, “stock ledger” means 1 or more records administered by or on behalf of the corporation in which the names of all of the corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with § 224 of the DGCL. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 3.9 to examine the list required by this Section 3.9 or to vote in person or by proxy at any meeting of stockholders.
Section 3.10 No Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders.
Section 3.11 Organization.
(a)    At every meeting of stockholders, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer and President, or, if the Chief Executive Officer and President has not been appointed or is absent, a chair of the meeting chosen by the a majority of the Board of Directors shall act as chair of the meeting. The Secretary, or in his or her absence any person appointed by the chair of the meeting, shall act as secretary of the meeting.
(b)    The corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, making a determination concerning whether business is properly brought before the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 4

DIRECTORS
Section 4.1 Number and Term of Office.
(a)    Except as otherwise provided for or fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the precise number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation.
(b)    At any meeting of stockholders for the election of one or more directors at which a quorum is present, each such director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director, provided that if the number of nominees at such meeting, determined at any time, including as of the record date for such meeting, exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast as “against” for that director. “Abstentions” and “broker non-votes” with respect to that director’s election shall not be counted as votes cast. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. If a director then serving on the Board of Directors does not receive the necessary votes, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results. In making their decision, the Committee and the Board will evaluate the best interests of the Company and its stockholders and shall consider all factors and information deemed relevant. The director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board’s decision.
Section 4.2 Nomination of Director Candidates. Nominations for the election of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any nominating committee or person appointed by the Board of Directors. Nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in Section 3.2 hereof. Nominations for the election of directors at a special meeting of stockholders shall be made pursuant to the procedures of Section 3.3 hereof.

Section 4.3 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 4.4 Classes of Directors. Subject to the next sentence hereof and to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors is and shall remain divided into three classes (Class I, Class II, and Class III), with the directors in each class serving for a term expiring at the third annual meeting of stockholders held after their election. The initial terms of the members of the Board of Directors shall be as follows: the initial Class I Directors shall serve for a term expiring at the second annual meeting of stockholders of the corporation following the effective date of the First Amended and Restated Certificate of Incorporation of the corporation; the initial Class II Directors shall serve for a term expiring at the third annual meeting of stockholders following the effective date of the First Amended and Restated Certificate of Incorporation of the corporation; and the initial Class III Directors shall serve for a term expiring at the fourth annual meeting of stockholders following the effective date of the First Amended and Restated Certificate of Incorporation of the corporation. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the effective date of the Fist Amended and Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified. Notwithstanding the foregoing provisions of this Section 4.4, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 4.5 Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
Section 4.6 Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.
Section 4.7 Removal. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock of the corporation entitled to vote thereon, voting together as a single class.
Section 4.8 Meetings.
(a)    Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors. No notice shall be required for regular meetings of the Board of Directors.
(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called in writing, including electronic communication, by the Chair of the Board, the Chief Executive Officer and President, any two directors or any one director in the event there is only one director in office.
(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)    Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be delivered orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting.
(e)    Waiver of Notice. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though the business was transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 4.9 Quorum and Voting.
(a)    Unless the Certificate of Incorporation requires a greater number, and except with respect to indemnification questions arising under Section 12.1 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time, and except with respect to certain transactions questions arising under Section 9.1, for which a quorum is set by Section 9.2 hereof, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 4.10. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.11 Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 4.12 Committees.
(a)    Committees. The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees.

(b)    Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock, and the provisions of subsection (a) of this Section 4.12 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4.12 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by the chair of such committee or a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 4.13 Organization. At every meeting of the directors, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer and President (if a director), or, if the Chief Executive Officer and President has not been appointed or is absent the most senior Vice President (if a director), or, in the absence of any such person, a chair of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any person directed to do so by the chair of the meeting, shall act as secretary of the meeting.
Section 4.14    Director Emeritus.

(a)The Board of Directors may, subject to the limitations, conditions, and qualifications of this section, appoint one or more individuals to serve as a Director Emeritus or Director Emerita of the corporation (any Director Emeritus / Emerita is referred to herein as a “Director Emeritus”). A Director Emeritus must (i) be a former director of the corporation, and (ii) be an individual whose exemplary service and contribution to the corporation, as a director or otherwise, merits such an honorary designation, which determination shall be made by the Board of Directors in its discretion.
(b)A Director Emeritus shall serve in such capacity until the first to occur of (i) the termination of such individual’s appointment at any time by the Board of Directors, in its discretion, for any reason or no reason, or (ii) such individual’s resignation or death.
(c)A Director Emeritus may attend meetings of the Board of Directors as invited by the Board of Directors and may attend meetings of any committee of the Board of Directors as invited by any such committee, but they shall not be permitted to attend or remain in attendence (i) during any executive session of the Board of Directors or committee, as appliacble, (ii) at any meeting where privileged matters are to be discussed or considered, or (iii) at any meeting involving the discussion or consideration of matters with respect to which such individual has a material monetary or other conflict of interest, unless such interest is disclosed to the Board of Directors or committee in advance and the Board of Directors or committee, as applicable, consents to such individual’s attendance.
(d)If present at a meeting of the Board of Directors or a committee of the Board of Directors, a Director Emeritus may participate in the discussions occurring at such meetings as determined to be appropriate by the Board of Directors or committee, as applicable; however, (i) they shall not be entitled to notice of any such meetings, (ii) shall not be counted for quorum purposes at any such meetings, (iii) shall not vote or otherwise formally participate with respect to any resolutions of the Board of Directors or committee, as applicable, or any matter brought before the Board of Directors or committee, as applicable, and (iv) shall not have any corporate governance duties or rights with respect to the corporation.
(e)Any person holding the position of Director Emeritus shall not be considered a director or officer under the corporation’s Certificate of Incorporation, these Bylaws, or the DGCL, and shall have no power or authority to manage the affairs of the corporation. Notwithstanding the foregoing, a Director Emeritus shall be subject to the same policies to which directors are subject, and a Director Emeritus shall be entitled throughout their service to the same indemnification benefits and protections accorded to directors under Article 12 of these Bylaws.
(f)The corporation may enter into such indemnification agreements with a Director Emeritus as the corporation and the Director Emeritus may agree.

(g)Unless otherwise determined by the Board of Directors, in its sole discretion, a Director Emeritus shall not be entitled to receive fees for such service. Notwithstanding the foregoing, a Director Emeritus shall be entitled to be reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board of Directors and its committees or other corporation events, provided that such expenses have been approved by the Board of Directors or committee(s) prior to being incurred.
(h)A person holding the position of Director Emeritus shall be obligated to not disclose any confidential information of the corporation obtained in such individual’s capacity as a Director Emeritus.
ARTICLE 5

OFFICERS
Section 5.1 Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chair of the Board of Directors (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chair of the Board of Directors shall not be deemed an officer of the corporation unless so designated by the Board of Directors), the Chief Executive Officer and President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 5.2 Tenure and Duties of Officers.
(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)    Duties of Chair of the Board of Directors. The Chair of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(c)    Duties of Chief Executive Officer and President. The Chief Executive Officer and President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chair of the Board of Directors has been appointed and is present.

The Chief Executive Officer and President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, perform other duties commonly incident to the office, and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(d)    Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer and President may direct any Assistant Secretary or other office or director to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President shall designate from time to time.
(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer and President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President shall designate from time to time. The Chief Executive Officer and President may direct the Vice President of Finance, Treasurer or any Assistant Treasurer, or the Controller or Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and, in the absence or disability of the Chief Financial Officer, each Vice President of Finance, Treasurer or any Assistant Treasurer, or the Controller or Assistance Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President shall designate from time to time.
(g)    Treasurer. The Treasurer shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer and President.

(h)    Assistant Treasurer. The Chief Executive Officer and President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President shall designate from time to time.
Section 5.3 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 5.4 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 5.5 Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee of the Board of Directors or by superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE 6

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION
Section 6.1 Execution of Corporate Instruments.
(a)    The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
(b)    Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, if any, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chair of the Board of Directors, or the Chief Executive Officer and President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.
(c)    Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge the corporation’s credit or to render it liable for any purpose or for any amount.
(d)    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Section 6.2 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chair of the Board of Directors, the Chief Executive Officer and President, or any Vice President.
ARTICLE 7

SHARES OF STOCK
Section 7.1 Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chair of the Board of Directors, or the Chief Executive Officer and President, or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by the holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 7.2 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed and on such terms and conditions as the corporation may require. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 7.3 Transfers.
(a)    Transfers of record of shares of stock of the corporation shall be made only upon the corporation’s books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares and proper evidence of compliance with other conditions of applicable law, by contract or otherwise to rightful transfer.
(b)    Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions of applicable law, by contract or otherwise to rightful transfer from the registered owner of the uncertificated or certificated shares, such uncertificated or certificated shares, as applicable, shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
(c)    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 7.4 Fixing Record Dates.
(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 7.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE 8
OTHER SECURITIES OF THE CORPORATION
All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chair of the Board of Directors, the Chief Executive Officer and President, or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE 9

CERTAIN TRANSACTIONS
Section 9.1 Conflicting Transactions for Directors and Officers. Except for a controlling stockholder transaction described under Section 9.2 or Section 9.3 of this Article, an act or transaction involving or between the corporation, or one or more of the corporation’s subsidiaries, on the one hand, and one or more of the corporation’s directors or officers, on the other hand, or involving or between the corporation or one or more of the corporation’s subsidiaries, on the one hand, and any other corporation, partnership (general or limited), limited liability company, statutory trust, association, or any other entity or organization in which one or more of its directors or officers are directors, stockholders, partners, managers, members, or officers, or have a financial interest, on the other hand, may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation because of the foregoing circumstances or the receipt of any benefit by any such director, officer, entity, or organization or because the director or officer is present at or participates in the meeting of the board or committee which authorizes the act or transaction or was involved in the initiation, negotiation, or approval of the act or transaction (including by virtue of a director’s vote being counted for such purpose), if:
(a)    The material facts as to the director’s or officer’s relationship or interest and as to the act or transaction, including any involvement in the initiation, negotiation, or approval of the act or transaction, are disclosed or are known to all members of the board of directors or a committee of the board of directors, and the board or committee in good faith and without gross negligence authorizes the act or transaction by the affirmative votes of a majority of the disinterested directors then serving on the board of directors or such committee (as applicable), even though the disinterested directors be less than a quorum; provided that if a majority of the directors are not disinterested directors with respect to the act or transaction, such act or transaction shall be approved (or recommended for approval) by a committee of the board of directors that consists of two or more directors, each of whom the board of directors has determined to be a disinterested director with respect to the act or transaction; or
(b)    The act or transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or
(c)    The act or transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.2 Conflicting Transactions for Controlling Stockholders (Non-Going Private Transactions). A controlling stockholder transaction (other than any going private transaction) may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation or any controlling stockholder or member of a control group, by reason of a claim based on a breach of fiduciary duty by a director, officer, controlling stockholder, or member of a control group, if:

(a)    The material facts as to such controlling stockholder transaction (including the controlling stockholder’s or control group’s interest therein) are disclosed or are known to all members of a committee of the board of directors to which the board of directors has expressly delegated the authority to negotiate (or oversee the negotiation of) and to reject such controlling stockholder transaction, and such controlling stockholder transaction is approved (or recommended for approval) in good faith and without gross negligence by a majority of the disinterested directors then serving on the committee; provided that the committee consists of two or more directors, each of whom the board of directors has determined to be a disinterested director with respect to the controlling stockholder transaction; or
(b)    Such controlling stockholder transaction is conditioned, by its terms, as in effect at the time it is submitted to stockholders for their approval or ratification, on the approval of or ratification by disinterested stockholders, and such controlling stockholder transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or
(c)    Such controlling stockholder transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.3 Conflicting Transactions for Controlling Stockholders (Going Private Transactions). A controlling stockholder transaction constituting a going private transaction may not be the subject of equitable relief, or give rise to an award of damages, against a director or officer of the corporation or any controlling stockholder or member of a control group by reason of a claim based on breach of fiduciary duty by a director, officer, controlling stockholder, or member of a control group, if:
(a)    Such controlling stockholder transaction is approved (or recommended for approval) in accordance with Section 9.2(a) of this Article and approved in accordance with Section 9.2(b) of this Article; or
(b)    Such controlling stockholder transaction is fair as to the corporation and the corporation’s stockholders.
Section 9.4     Quorum
(a)    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the act or transaction.
(b)    Any director of the corporation shall be presumed to be a disinterested director with respect to an act or transaction to which such director is not a party if the board of directors shall have determined that such director satisfies the applicable criteria for determining director independence from the corporation and, if applicable with respect to the act or transaction, the controlling stockholder or control group, under the rules (and interpretations thereof) promulgated by the New York Stock Exchange (American) or such other national securities exchange that the corporation’s shares are then-listed (treating the applicable controlling stockholder and control group as if the controlling stockholder and control group were the corporation for purposes of applying such criteria to determine independence from a controlling stockholder or control group), which presumption shall be heightened and may only be rebutted by substantial and particularized facts that such director has a material interest in such act or transaction or has a material relationship with a person with a material interest in such act or transaction.
(c)    The designation, nomination, or vote in the election of the director to the board of directors by any person that has a material interest in an act or transaction shall not, of itself, be evidence that a director is not a disinterested director with respect to an act or transaction to which such director is not a party.
(d)    No person shall be deemed a controlling stockholder unless such person satisfies the criteria in Section 9.5(b) of this Article. No two or more persons that are not controlling stockholders shall be a control group unless they satisfy the criteria in Section 9.5(a) of this Article.
(e)    No person who is a controlling stockholder or member of a control group shall be liable in such capacity to the corporation or its stockholders for monetary damages for breach of fiduciary duty other than for:
(i)    A breach of the duty of loyalty to the corporation or the other stockholders;
(ii)     Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(iii)     Any transaction from which the person derived an improper personal benefit.
(f)     Nothing in Section 9.1, 9.2, or 9.3 of this Article shall:
(i)     Limit or eliminate the right of any person to seek equitable relief on the grounds that an act or transaction, including a controlling stockholder transaction, was not authorized or approved in compliance with the procedures set forth in the DGCL, was not authorized or approved in compliance with the certificate of incorporation or these bylaws, or is in violation of any plan, agreement, or order of any governmental authority to which the corporation is a party or subject; or
(ii)     Limit judicial review for purposes of injunctive relief of provisions or devices designed or intended to deter, delay, or preclude a change of control or other transaction involving the corporation or a change in the composition of the board of directors; or
(iii)     Limit or eliminate the right of any person to seek relief on the grounds that a stockholder or other person knowingly aided and abetted a breach of fiduciary duty by one or more of the directors of the corporation.

(g)    Shares irrevocably accepted for purchase or exchange pursuant to an offer contemplated by § 251(h) of the DGCL shall be deemed voted in favor of the act or transaction and shares owned or controlled by disinterested stockholders that have not been irrevocably accepted for purchase or exchange pursuant to such an offer shall be deemed voted against the act or transaction for purposes of determining whether the act or transaction has been approved for purposes of Section 9.1(b), Section 9.2(b) and Section 9.3(a) of this Article.
Section 9.5     Definitions. For purposes of this Article:
(a)    “Control group” means two or more persons that are not controlling stockholders that, by virtue of an agreement, arrangement, or understanding between or among such persons, constitute a controlling stockholder.
(b)    “Controlling stockholder” means any person that, together with such person’s affiliates and associates:
(i)     Owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or in the election of directors who have a majority in voting power of the votes of all directors on the board of directors;
(ii)     Has the right, by contract or otherwise, to cause the election of nominees who are selected at the discretion of such person and who constitute either a majority of the members of the board of directors or directors entitled to cast a majority in voting power of the votes of all directors on the board of directors; or
(iii)     Has the power functionally equivalent to that of a stockholder that owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors by virtue of ownership or control of at least one-third in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or in the election of directors who have a majority in voting power of the votes of all directors on the board of directors and power to exercise managerial authority over the business and affairs of the corporation.
(c)    “Controlling stockholder transaction” means an act or transaction between the corporation or one or more of its subsidiaries, on the one hand, and a controlling stockholder or a control group, on the other hand, or an act or transaction from which a controlling stockholder or a control group receives a financial or other benefit not shared with the corporation’s stockholders generally.
(d)    “Disinterested director” means a director who is not a party to the act or transaction and does not have a material interest in the act or transaction or a material relationship with a person that has a material interest in the act or transaction.
(e)    “Disinterested stockholder” means any stockholder that does not have a material interest in the act or transaction at issue or, if applicable, a material relationship with the controlling stockholder or other member of the control group, or any other person that has a material interest in the act or transaction.
(f)    “Going private transaction” means:
(i)    So long as the corporation has a class of equity securities subject to § 12(g) or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. § 78l(g) or § 78o(d)] or listed on a national securities exchange, a “Rule 13e-3 transaction” (as defined in 17 C.F.R. § 240.13e-3(a)(3) or any successor provision); and
(ii)    If the corporation no longer has any class of equity securities subject to § 12(g) or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. § 78l(g) or § 78o(d)] or listed on a national securities exchange, any controlling stockholder transaction, including a merger, recapitalization, share purchase, consolidation, amendment to the certificate of incorporation, tender or exchange offer, conversion, transfer, domestication or continuance, pursuant to which all or substantially all of the shares of the corporation’s capital stock held by the disinterested stockholders (but not those of the controlling stockholder or control group) are cancelled, converted, purchased, or otherwise acquired or cease to be outstanding.
(g)    “Material interest” means an actual or potential benefit, including the avoidance of a detriment, other than one which would devolve on the corporation or the stockholders generally, that (i) in the case of a director, would reasonably be expected to impair the objectivity of the director’s judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue and (ii) in the case of a stockholder or any other person (other than a director), would be material to such stockholder or such other person.
(h)     “Material relationship” means a familial, financial, professional, employment, or other relationship that (i) in the case of a director, would reasonably be expected to impair the objectivity of the director’s judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue and (ii) in the case of a stockholder, would be material to such stockholder.
ARTICLE 10

DIVIDENDS
Section 10.1 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 10.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE 11

FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE 12

INDEMNIFICATION
Section 12.1. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)    Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article 12, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers.
(b)    Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (other than as specified in clause (a) above) to such officers or other persons as the Board of Directors shall determine.
(c)    Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or an executive officer in his or her capacity as a director or an executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 12.1 or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 12.1, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 12.1 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 12.1 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder or brought by the corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses under this Section 12.1 or otherwise shall be on the corporation.
(e)    Non-Exclusivity of Rights. The rights conferred on any person by this Section 12.1 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
(f)    Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)    Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 12.1.
(h)    Amendments. Any amendment, alteration or repeal of this Section 12.1 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
(i)    Saving Clause. If this Section 12.1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 12.1 that shall not have been invalidated, or by any other applicable law. If this Section 12.1 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
(j)    Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment, interest assessments and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(3)    The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 12.1 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(4)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(5)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 12.1.
ARTICLE 13

NOTICES
(a)    Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 3.4 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic transmission in the manner provided in Section 232 of the DGCL.
(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d)    Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram or by electronic mail or other electronic means shall be deemed to have been given as of the sending time recorded at time of transmission.
(e)    Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(f)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(g)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(h)    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.
ARTICLE 14

AMENDMENTS
Subject to the limitation set forth in Section 12.1(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by the stockholders shall require the affirmative vote of the holders of at least two-thirds (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE 15

FORUM SELECTION SUPPLEMENTAL PROVISIONS
In supplement to, and not in replacement of, Section 9.2 of the corporation’s Certificate of Incorporation, unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for with respect to claims of stockholders, when acting in their capacity as stockholders or in the right of the corporation, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors or officers.
In addition to the above, if any action the subject matter of which is within the scope of this Article 15 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article 15 (an “Enforcement Action”), and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article 15, these Bylaws, and the corporation’s Certificate of Incorporation. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.